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                                                                   EXHIBIT 10.31

           STEWART ENTERPRISES PUERTO RICO EMPLOYEES RETIREMENT TRUST

                            Summary Plan Description

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                            SUMMARY PLAN DESCRIPTION

                                  FOR USE WITH

                          BANCO POPULAR DE PUERTO RICO
                   MASTER DEFINED CONTRIBUTION RETIREMENT PLAN

Plan Name: Stewart Enterprises Puerto Rico Employees Retirement Trust

Address: 607 San Jose St Santurce, PR 00909

Employer's Tax I.D. Number: 66-0575635

Date:  January 1, 2003

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                                TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
I.       INTRODUCTION...................................................  3

II.      GENERAL PLAN INFORMATION.......................................  3
         A.       Agent for Service of Legal Process....................  3
         B.       Effective Date........................................  3
         C.       Employer..............................................  3
         D.       Plan Administrator....................................  3
         E.       Plan Year.............................................  4
         F.       Trustee...............................................  4

III.     DEFINITIONS....................................................  4
         A.       Break in Service......................................  4
         B.       Compensation..........................................  4
         C.       Disability............................................  5
         D.       Early Retirement......................................  5
         E.       Entry Date............................................  5
         F.       Highly Compensated Employee...........................  5
         G.       Normal Retirement Age.................................  5
         H.       Year of Service.......................................  5

IV.      ELIGIBILITY FOR PLAN PARTICIPATION.............................  5

V.       EMPLOYEE CONTRIBUTIONS.........................................  6
         A.       Pre-Tax Contributions.................................  6
         B.       After-Tax Contributions...............................  6
         C.       Rollover Contributions................................  6
VI.      EMPLOYER CONTRIBUTIONS.........................................  7
         A.       Profit Sharing Contributions..........................  7
         B.       Matching Contributions................................  7
         C.       Qualified Non-Elective Contributions..................  7
         D.       Eligibility for Allocation............................  8

VII.     LEGAL LIMITATIONS ON PRE-TAX CONTRIBUTIONS.....................  8

VIII.    PARTICIPANT'S ACCOUNTS.........................................  8

IX.      VESTING........................................................  9

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         A.       Determining Vested Benefit............................  9
         B.       Payment of Vested Benefit.............................  9
         C.       Loss of Benefits....................................... 9
         D.       Reemployment.......................................... 10

X.       IN-SERVICE WITHDRAWALS......................................... 11
         A.       In-Service Withdrawals................................ 11
         B.       Hardship Withdrawals.................................. 11

XI.      DISTRIBUTION OF BENEFITS....................................... 12
         A.       Retirement Benefits................................... 12
         B.       Beneficiary........................................... 12
         C.       Death Benefits........................................ 12
         D.       Form of Payment....................................... 12
         E.       Time of Payment....................................... 12

XII.     INVESTMENTS.................................................... 13
         A.       Investment Fund....................................... 13
         B.       Investment Direction Under a Trust Fund............... 13
         C.       Employee Investment Direction......................... 13

XIII.    LOANS                                                     14
         A.       Participant Loans..................................... 14

XIV.     ADMINISTRATION................................................. 14
         A.       Plan Administrator.................................... 14
         B.       Trustee............................................... 14

XV.      AMENDMENT AND TERMINATION...................................... 15

XVI.     LEGAL PROVISIONS............................................... 15
         A.       Rights of Participants................................ 15
         B.       Fiduciary Responsibility.............................. 16
         C.       Employment Rights..................................... 16
         D.       Benefit Insurance..................................... 16
         E.       Claims Procedure...................................... 16
         F.       Assignment............................................ 16
         G.       Conflicts with Plan................................... 17

I.       INTRODUCTION

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      Your Employer has established a retirement plan to help supplement your retirement income. Details about how the Plan works are contained in this Summary Plan Description. While the Summary Plan Description describes the principal provisions of the Plan, it does not include every limitation or detail. Every attempt has been made to provide concise and accurate information. If, however, there is a discrepancy between this Summary Plan Description and the official Plan Document and/or Adoption Agreement, the Plan Document and/or Adoption Agreement shall govern. You may obtain a copy of the Plan Document and the Adoption Agreement from the Plan Administrator. The Plan Administrator may charge a reasonable fee for providing you with the copy.

II.   GENERAL PLAN INFORMATION

      A.    AGENT FOR SERVICE OF LEGAL PROCESS:

                  Plan Administrator
                  Empresas Stewart

      B.    EFFECTIVE DATE:

                  New Plan: January 1, 2003

      C.    EMPLOYER:               Empresas Stewart
            Physical Address:       607 San Jose St Santurce, PR 00909

            Mailing Address:        P O Box 11187 San Juan PR 00910-2287

            Contact person name:    Diana Ledesma

            Telephone No.: (787) 991-9940

            Fax number: (787) 268-3533

            Employer Tax I.D. No.: 66-0575635

      D.    PLAN ADMINISTRATOR:     Empresas Stewart

            Physical Address:       607 San Jose St Santurce, PR 00909

            Mailing Address:        P O Box 11187 San Juan PR 00910-2287

            Contact person name:    Diana Ledesma

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            Telephone No.: (787) 991-9940

            Fax number: (787) 268-3533

            Employer Tax I.D. No.: 66-0575635

      E. PLAN YEAR: The 12-month period beginning on January and ending on December.

      F.    TRUSTEE:                Banco Popular de Puerto Rico
                                    Att:  Trust Division

            Physical Address:       Banco Popular de PR
                                    Popular Center Building
                                    4th Floor Trust Division
                                    208 Ponce de Leon
                                    San Juan, Puerto Rico  00918

            Mailing Address:        PO Box 362708
                                    San Juan, Puerto Rico  00936-2708

            Telephone No.:          (787) 765-9800

III.  DEFINITIONS

      A. BREAK IN SERVICE. A 12-consecutive month period during which you are not employed by the Employer, not credited with or are not paid for more than 500 hours. If you go into the military service of the United States, you are not considered terminated as long as you return to work within the time required by law. If you separate from employment and incur a Break in Service, all contributions to your various accounts are suspended. Special rules apply to maternity and paternity leave, for such rules check with the Plan Administrator or see Article III of the Plan Document. If a Break in Service occurs and you return to full time employment with the Employer, your rights are explained in
Section IX of this Summary.

      B. COMPENSATION. Compensation shall mean your total salary, pay, or earned income received from the Employer. Except that if checked below, Compensation will exclude the following items: Amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture. Amounts realized from the sales, exchange or other dispositions of stock acquired under a qualified stock option

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      C. DISABILITY. Shall mean a physical or mental condition which in the judgment of the Plan Administrator, based upon medical reports and other evidence satisfactory to the Plan Administrator, presumably permanently prevents you from satisfactorily performing your usual duties for the Employer or the duties of such other position or job which the Employer makes available and for which you are qualified by reason of training, education, or experience.

      D. EARLY RETIREMENT.

            You may retire upon reaching age 60 and completing 5 Years of Service

      E. ENTRY DATE. The date on which you enter the Plan after having met the Plan's eligibility requirements. The Entry Date for this Plan is:

            The first day of the quarter coinciding with or following the date you satisfy the eligibility requirements

      F. HIGHLY COMPENSATED EMPLOYEE. Any employee who determined, on the basis of Compensation for any Plan Year, has Compensation greater than two-thirds of all other employees participating in the Plan.

      G. NORMAL RETIREMENT AGE. The attainment of age 65 or, if later, the fifth anniversary of the first day of the Plan Year in which you entered the Plan.

      H. YEAR OF SERVICE.

            A Year of Service is a 12-consecutive month period, which is the same as the Plan Year, during which you are credited with at least 1,000 Hours of Service

IV.   ELIGIBILITY FOR PLAN PARTICIPATION

      You may become a Participant in the Plan once you comply with the following service and age requirements:

      Service Requirements:

        One year of service

Age Requirements:

        21 years old

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      You are considered to have completed 1 Year of Service for purposes of eligibility on the anniversary of your first day of employment, provided that you: worked at least 1,000 hours during that 12-month period and are still employed. The Plan will not cover employees covered by a collective bargaining agreement or employees who are nonresidents of Puerto Rico.

      Your participation in the Plan will begin on the Entry Date on or after you comply with the age and service requirements. If you are employed on the Plan's effective date you do have to satisfy the age and service requirements specified above.

V.    EMPLOYEE CONTRIBUTIONS

      A. PRE-TAX CONTRIBUTIONS. You, as an eligible Employee, may make Pre-Tax Contributions to the Plan in an amount not to exceed the lesser of 10% of your Compensation or $7,000. Pre-Tax Contributions are Employer contributions made to the Plan at your election through salary deductions, instead of being given to you in cash as part of your salary. Pre-Tax Contributions and the earnings thereon will not be subject to Puerto Rico income taxes until paid to you under the terms of the Plan.

         You may increase, decrease, or terminate your Pre-Tax Contributions on the first day of the first, fourth, seventh or tenth month of the Plan Year upon 30 days written notice to the Employer.

         If you terminate contributions, you may not reinstate payroll withholding until the next month. The Employer may also reduce or terminate your withholding if required to maintain the Plan's qualified status.

      B. AFTER-TAX CONTRIBUTIONS. You may make personal After-Tax Contributions to the Plan in any amount. After-Tax Contributions are not tax-deductible, but the investment earnings are tax-deferred until paid to you under the terms of the Plan.

         You may increase, decrease, or terminate your After-Tax Contributions monthly upon 30 days written notice to the Employer.

         If you terminate contributions, you may not reinstate payroll withholding until the next month..

      C. ROLLOVER CONTRIBUTIONS. Rollover Contributions are permitted, you must be an Employee.

         A rollover of your retirement benefits may occur from another Puerto Rico qualified retirement plan to this Plan. If you have already received a lump-sum payment from another Puerto Rico qualified retirement plan, you may be eligible to roll over that payment into this Plan. If you

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believe you qualify for a rollover contribution, see the Plan Administrator for more details. The last day you may make a rollover contribution to this Plan is the 60th day after you receive the distribution from the other Puerto Rico qualified plan. A rollover may also occur if the trustee of the old plan transfers your assets directly to this Plan.

VI.   EMPLOYER CONTRIBUTIONS

      A.    PROFIT SHARING CONTRIBUTIONS

                  For each Plan Year in which this Plan is in effect the Employer may make contributions to the Trust in one or more installments out of its Net Profits (as defined in section 6.2c.(3) of the Popular Master Plan) for the Plan Year, in such amounts as the Employer may determine (if any). The Plan Year for which each contribution is made shall be designated at the time of the contribution. Profit-Sharing Contributions will not exceed the lesser of the Employer's Net Profits or 15% of your Compensation in any Plan Year.

      B.    MATCHING CONTRIBUTIONS

                  The Employer will make Matching Contributions equal to 50(cent) for each dollar of your Pre-Tax Contributions and After-Tax Contributions. However, the Employer will not make Matching Contributions above 5% of your Compensation.

            The Employer has the right to designate all or a portion of the Matching Contributions as "Qualified". To the extent Matching Contributions are so designated, they are nonforfeitable and may not be withdrawn from the Plan prior to separation from Service or attainment of age 59-1/2.

      C.    QUALIFIED NON-ELECTIVE CONTRIBUTIONS

            The Employer may also contribute an additional amount determined in its sole judgment. This additional contribution, if any, will be allocated only to Non-Highly Compensated Employees to the extent necessary to meet the Actual Deferral Percentage Test of Section 1165(e) of the Puerto Rico Income Tax Act of 1954 (the "ITA"). These contributions will be nonforfeitable and subject to the same withdrawal restrictions as Pre-Tax Contributions.

      D.    ELIGIBILITY FOR ALLOCATION

The Employer's Profit Sharing Contributions will be allocated to participants who:

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Participants who are employed at the end of the Plan Year and completed more than 500 Hours of Service during that Plan Year and were employed by the Employer on the last day of the Plan year.

VII.  LEGAL LIMITATIONS ON PRE-TAX CONTRIBUTIONS

      ITA Section 165(e) sets certain limitations on the level of Pre-Tax Contributions which may be made to a Plan such as this. There is a "percentage" limitation which means that the percentage of Compensation which you may contribute as a Pre-Tax Contribution depends on the average percentage of Compensation that the other Participants are contributing. Simply stated, all Participants are divided into 2 categories: highly compensated and non-highly compensated and the average for each group is calculated. The average contribution that the highly compensated group may make is based on the average contribution that the non-highly compensated make. If a Highly Compensated Employee is contributing more than he or she is allowed under ITA Section 165(e), the excess plus or minus any gain or loss will either be returned or, if permitted, recharacterized as an After-Tax Contribution.

VIII. PARTICIPANT'S ACCOUNTS

      The Plan Administrator will set up a record keeping account in your name to show the value of your retirement benefit. The Plan Administrator will make the following additions to your account:

      A. Your allocated share of the Employer's Contribution, and Qualified Non-Elective Contribution,

      B. The amount of your Pre-Tax Contributions, After-Tax Contributions and Rollover Contributions, if any,

      C. Your share of forfeited accounts of former employees. (These are amounts left behind by employees who terminated before becoming 100% vested in their benefit), and

      D. Your share of investment earnings and appreciation in the value of investments.

      The Employer will make the following subtractions from your account:

      E. Any withdrawals or distributions made to you,

      F. Your share of investment losses and depreciation in the value of investments, and

      G. If applicable, your share of Plan expenses.

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         The Employer will give you a quarterly statement showing the additions to and subtractions from your account.

IX.   VESTING

      A. DETERMINING VESTED BENEFIT. Vesting refers to your earning or acquiring a nonforfeitable right to some or the full amount of your account(s). Any Pre-Tax Contributions, After-Tax Contributions, Rollover Contributions and Qualified Non-Elective Contributions, plus or minus any earnings or losses, are always 100% vested and cannot be forfeited for any reason.

         Matching Contributions and Profit Sharing Contributions will vest in accordance with the following vesting schedule:

                  Cliff Vesting. Participants are 100% vested after completing 3 years of service. The Participant will be 0% vested until completing the years of service specified above.

         Service prior to the Effective Date of the Plan are counted for purposes of vesting.

         You automatically become fully vested, regardless of the vesting table, upon attainment of Normal Retirement Age, Early Retirement Age, upon retirement due to Disability, upon death, and upon termination of the Plan.

      B. PAYMENT OF VESTED BENEFIT. If you separate from Service before your retirement, death, or Disability, you may request early payment of your vested benefit by submitting a written request to the Plan Administrator. If your vested account balance at the time of termination exceeds $5,000, you may defer the payment of your benefit until April 1 of the calendar year following the calendar year during which you attain age 70-1/2. The portion of your account balance to which you are not entitled is called a "forfeiture" and remains in the Plan in your name until you sustain five consecutive 1-year Breaks in Service. At such time, forfeitures of Employer Contributions will be allocated to the accounts of all Participants during such Plan Year in the proportion that each such Participant's Compensation during such Plan Year bear to the total Compensation during such Plan Year of all such Participants.

      C. LOSS OF BENEFITS. There are only two events which can cause loss of all or a portion of your account. One is termination of employment before you are 100% vested according to the vesting table described at IX(A) and the other is a decrease in the value of your account from investment losses or administrative expenses and other costs of maintaining the Plan.

      D. REEMPLOYMENT. If you terminate service with your Employer, then later become reemployed, you will become a Participant as of the next Entry Date [see
Section III(E)] following

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your return to employment. If you are not a member of a class of employees eligible to participate in the Plan and later become a member of the eligible class, you will participate upon reaching the next Entry Date if you have satisfied the minimum age and service requirements. Should you become ineligible to participate because you are no longer a member of an eligible class, you will automatically become re-eligible to participate upon your return to an eligible class. All years of prior Service will be counted when calculating your vested percentage in your new account balance. The following rules apply in connection with reemployed Participants.

         1. Terminated Partially Vested Participants. If you had a vested interest and received a distribution of that interest, you have the right to repay the amount you received. If you choose to repay, the nonvested portion of your Employer account will be reinstated. Such repayment must be made within 5 years after your date of reemployment, or, if earlier, prior to your incurring 5 consecutive 1-year Breaks in Service. If you do not repay the amount you received, the nonvested portion of your Employer accounts will be permanently forfeited. Whether you repay or not, your prior Service will count toward vesting service for future Employer Contributions.

            FOR EXAMPLE, assume that you quit your job with your current Employer. At the time of termination you had completed four Years of Service and had accrued a total benefit of $10,000 under the plan. Although this amount had been allocated to your account, you were only 40% vested in that amount when you left. You decided to take a distribution of your vested account balance (40% of $10,000, or $4,000) when you quit. Three years later, you became reemployed by the same Employer. Since you were reemployed within 5 years, you have the right to repay the $4,000 distribution you received when you quit. You would have to repay the $4,0000 within 5 years of being rehired. If you do so, the nonvested portion of your account ($6,000) will be restored to your account. After restoration, you will be vested in 40% of this account, but your vested percentage will increase based on your Years of Service after your reemployment. Your prior Service will always count towards vesting of Employer Contributions which you will receive after reemployment, whether or not you decide to repay and restore your prior account.

         2. Terminated Non-Vested Participants. If you were not vested in any portion of your Employer Contributions prior to your separation from service and if you have a Break in Service, but then are reemployed before incurring five consecutive one-year Breaks in Service, you will be credited for vesting with all pre-break and post-break service. Your prior account balance will automatically be restored and you will continue to vest in that account. If you are reemployed after incurring five consecutive one-year Breaks in Service, you will lose your prior account balance, but your prior Service will still count towards vesting in your new account balance.

X.    IN-SERVICE WITHDRAWALS

      A. IN-SERVICE WITHDRAWALS. The following provisions will govern the availability of in-service withdrawals from a Participant's accounts.

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         Profit Sharing Contributions. In-service withdrawals from profit sharing contributions will not be allowed

         Pre-Tax Contributions. In-service withdrawals from Pre-Tax Contributions will only be allowed in case of a financial hardship.

         After-Tax Contributions. In-service withdrawals from After-Tax Contributions will be allowed for any reason.

         Matching Contributions. In-service withdrawals from Matching Contributions will not be allowed.

      B. HARDSHIP WITHDRAWALS. You may file a written request for a hardship withdrawal of Pre-Tax Contributions . You must have your Spouse's written consent for a hardship withdrawal. Prior to receiving a hardship distribution, you must take any other nontaxable distribution and borrow the maximum nontaxable loan amount allowed under this and other plans of the Employer. Hardship withdrawals may be authorized by the Employer for the following reasons:

         1. To assist you in purchasing a personal residence which is your primary place of residence (not including mortgage payments),

         2. To assist you in paying post-secondary tuition expenses for you or your dependents for the next academic period,

         3. To assist you in paying actual medical expenses incurred by you or your dependents, or

         4. To prevent your eviction from or foreclosure on your principal residence, or

         5. Such other event or circumstance as the Puerto Rico Secretary of the Treasury through regulations may permit.

         Any hardship distribution is limited to the amount needed to meet the financial need. Hardship withdrawals must be approved by the Employer and will be administered in a nondiscriminatory manner. Such withdrawals will not affect your eligibility to continue to participate in Employer Contributions to the Plan. Any withdrawals you receive under these rules may not be recontributed to the Plan and may be subject to taxation. If you receive a hardship withdrawal, there will be a one-year mandatory suspension of your right to make Pre-Tax and After-Tax Contributions under the Plan.

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XI.   DISTRIBUTION OF BENEFITS

      A. RETIREMENT BENEFITS. If not already paid to you, the full value of your account balance is generally payable at Normal Retirement Age, Early Retirement Age or Disability. If you work beyond your Normal Retirement Age, and have not separated from Service, you can cannot request commencement of benefit payments. In either event, you will continue to fully participate in the Plan. The latest commencement date for payment of your benefits is generally April 1 of the year following your attainment of age 70-1/2, even if you are still employed. If you separate from Service before retirement, you may may not elect to receive payments at that time or any time prior to Normal Retirement, Early Retirement Age or Disability.

      B. BENEFICIARY. Every Participant or former Participant with plan benefits may designate a person or persons who are to receive benefits under the Plan in the event of his or her death. The designation must be made on a form provided by and returned to the Plan Administrator. You may change your designation at any time. If you are married, your beneficiary will automatically be your Spouse. If you and your Spouse wish to waive this automatic designation, you must complete a beneficiary designation form. The form must be signed by you and your Spouse in front of a Plan representative or a Notary Public.

      C. DEATH BENEFITS. In the event of your death, the full value of your account is payable to your beneficiary. If you die after benefit payments have started under a payment option, your beneficiary will continue to receive payments in accordance with your payment option selected.

      D. FORM OF PAYMENT. When benefits become due, you or your representative should apply to the Employer requesting payment of your account and specifying the manner of payment. The normal or automatic form of payment is:

                  For Profit Sharing or 165(e) plans: a lump-sum, or Installment payments
                        A life annuity

      E. TIME OF PAYMENT.

         1. If you retire, become disabled, or die, payments will start As soon as administratively feasible following the date on which a distribution is requested by you or is otherwise payable

         2. If you terminate for a reason other than death, Disability, or retirement, payments will start as soon as administratively feasible following the date on which a distribution is requested by you or is otherwise payable

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XII.  INVESTMENTS

      A. INVESTMENT FUND. The Employer has selected the following funding vehicles for the Plan:

         -  MFS Bond Fund A
            Stewart Enterprises Co Stock Fund
            Massachusetts Investors Trust A
            Legg Mason Value Trust
            MFS Emerging Growth Fund A
            MFS Global Equity Fund A
            Legg Mason Special Investment Trust
            MFS New Discovery Fund
            Legg Mason Opportunity Trust
            MFS Core Growth Fund A
            Royce Total Return Fund
            MFS Conservative Allocation Fund
            MFS Moderate Allocation Fund
            MFS Growth Allocation Fund

      B. INVESTMENT DIRECTION UNDER A TRUST FUND. Investments shall be made under the direction of the Employee

      C. EMPLOYEE INVESTMENT DIRECTION. You may direct the investment of all contributions.

         You may direct the investments among the various investment vehicles. You may change your investment selection and move monies from one fund to another by accessing the Voice Response Unit .You may modify your investments daily.

XIII. LOANS

      A. PARTICIPANT LOANS. Participant loans are permitted under this Plan. If permitted, repayments of principal and interest shall be repaid to your individual account. In order to get a loan from the Plan, you must submit a loan application to the Plan Administrator. Loans must be approved by the Plan Administrator and are subject to a strict set of rules established by law. The rules are covered in a separate Loan Application Form and Promissory Note Form. These Forms are available from the Plan Administrator.

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XIV.  ADMINISTRATION

      The Plan will be administered by the following parties:

      A. PLAN ADMINISTRATOR. The Employer is the party who has established the Plan and who has overall control and authority over administration of the Plan. The Employer's duties as Plan Administrator include:

         1. Appointing the Plan's professional advisors needed to administer the Plan including, but not limited to, an accountant, attorney, actuary, or administrator,

         2. Directing the Trustee with respect to payments from the Fund,

         3. Communicating with Employees regarding their participation and benefits under the Plan, including the administration of all claims procedures and domestic relations orders,

         4. Filing any returns and reports with the Puerto Rico Treasury Department, Puerto Rico Department of Labor, Internal Revenue Service, Federal Department of Labor, or any other governmental agency,

         5. Reviewing and approving any financial reports, investment reviews, or other reports prepared by any party appointed by the Employer,

         6. Establishing a funding policy and investment objectives consistent with the purposes of the Plan and the Employee Retirement Income Security Act of 1974, and

         7. Construing and resolving any question of Plan interpretation. The Plan Administrator's interpretation and application thereof is final.

      B. TRUSTEE. The Trustee shall be responsible for the administration of investments held in the Fund. These duties shall include:

         1. Receiving contributions under the terms of the Plan,

         2. Investing Plan assets per the written instructions of the Employer and/or the Participants,

         3. Making distributions from the Fund in accordance with written instructions received from the Plan Administrator,

         4. Keeping accounts and records of the financial transactions of the Fund, and

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         5. Rendering an annual report of the Fund showing the financial transactions for the Plan Year.

XV.   AMENDMENT AND TERMINATION

      The Employer or the Sponsor may amend the Plan at any time, provided that no amendment will divert any part of the Plan's assets to any purpose other than for the exclusive benefit of you and the other Participants in the Plan or eliminate an optional form of distribution. The Employer may also terminate the Plan. In the event of a full or partial termination, all amounts credited to your account will be fully vested and will be paid to you. Depending on the facts and circumstances, a partial termination may be found to occur where a significant number of Employees are terminated by the Employer. In case of a partial termination, only those who separated from Service will become 100% vested.

XVI.  LEGAL PROVISIONS

      A. RIGHTS OF PARTICIPANTS. As a Plan Participant, you have certain rights and protections under the Employee Retirement Income Security Act of 1974 ("ERISA"). The law says that you are entitled to:

         1. Examine, without charge, all documents relating to the operation of the Plan and any documents filed with the U.S. Department of Labor. These documents are available for review in the Employer's offices during regular business hours.

         2. Obtain copies of all Plan documents and other Plan information upon written request to the Employer. The Employer may make a reasonable charge for producing the copies.

         3. Receive from the Employer at least once each year a summary of the Plan's annual financial report.

         4. Obtain, at least once a year, a statement of the total benefits accrued for you, and your nonforfeitable (vested) benefits, if any. The Plan provides that you will receive this statement automatically. If you are not vested, you may request a statement showing the date when your account will begin to become nonforfeitable.

         5. File suit in a federal court, if any materials requested are not received within 30 days of your request, unless the materials were not sent because of matters beyond the control of the Employer. If you are improperly denied access to information you are entitled to receive, the Employer may be required to pay up to $100 for each day's delay until the information is provided to you.

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      B. FIDUCIARY RESPONSIBILITY. ERISA also imposes obligations upon the persons who are responsible for the operation of the Plan. These persons are referred to as "fiduciaries". Fiduciaries must act solely in your interest as a Plan Participant and they must exercise prudence in the performance of their duties. Fiduciaries who violate ERISA may be removed and required to reimburse any losses they have caused you or your Plan.

      C. EMPLOYMENT RIGHTS. Participation in the Plan is not a guarantee of employment. However, the Employer may not fire you or discriminate against you to prevent you from becoming eligible for the Plan or from obtaining a benefit or exercising your rights under ERISA.

      D. BENEFIT INSURANCE. Your benefits under this Plan are not insured by the Pension Benefit Guaranty Corporation since the law does not require termination insurance for this type of Plan.

      E. CLAIMS PROCEDURE. If you feel you are entitled to a benefit under the Plan, mail or deliver your written claim to the Plan Administrator. The Plan Administrator will notify you, your beneficiary, or authorized representative of the action taken within 60 days of receipt of the claim. If you believe that you are being improperly denied a benefit in full or in part, the Employer must give you a written explanation of the reason for the denial, If the Employer denies your claim, you may, within 60 days after receiving the denial, submit a written request asking the Employer to review your claim for benefit. Any such request should be accompanied by documents or records in support of your appeal. You, your beneficiary, or your authorized representative may review pertinent documents and submit issues and comments in writing. If you get no satisfaction from the Employer, you have the right to request assistance from the U.S. Department of Labor or you can file suit in a Puerto Rico or federal court. Service of legal process may be made upon the Plan Trustee or the Plan Administrator. If you are successful in your lawsuit, the court may require the Employer to pay your legal costs, including your attorney's fees. If you lose, and the court finds that your claim is frivolous, you may be required to pay the Employer's legal fees.

      F. ASSIGNMENT. Your rights and benefits under this Plan cannot be assigned, sold, transferred or pledged by you or reached by your creditors (subject to state law) or anyone else except under a qualified domestic relations order. A qualified domestic relations order (QDRO) is a court order issued under state domestic relations law relating to divorce, legal separation, custody or support proceedings. The QDRO recognizes the right of someone other than you to receive your Plan benefits. You will be notified if a QDRO on your Plan benefits is received.

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

      G. CONFLICTS WITH PLAN. This booklet is not the Plan document, but only a Summary Plan Description of its principal provisions and not every limitation or detail of the Plan is included. Every attempt has been made to provide concise and accurate information. However, if there is a discrepancy between this booklet and the official Plan document and/or Adoption Agreement, the Plan document shall prevail.

                                    * * * *

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